Kaufman & Canoles, P.C. Two James Center 1021 East Cary Street, Suite 1400 Richmond, VA 23219 Mailing Address Post Office Box 27828 Richmond, VA 23261 T (804) 771.5700 F (804) 771.5777 kaufCAN.com

December 1, 2011

Dehaier Medical Systems Limited
1223 Epoch Center
No.31 Zi Zhu Yuan Road
Haidian District
Beijing 100089
People’s Republic of China

Re: Dehaier Medical Systems Limited

Dear Sir:

We have acted as Virginia and British Virgin Islands counsel for Dehaier Medical Systems Limited, a British Virgin Islands corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-3, as may from time to time be amended (the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 1, 2011.  The Registration Statement includes a prospectus (the “Prospectus”), which provides that the Prospectus will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

(i)	common shares, par value $0.002731 per share of the Company (the “Common Shares”);

(ii)
senior debt securities, in one or more series, of the Company (the “Senior Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Senior Indenture”);

(iii)
subordinated debt securities, in one or more series, of the Company (the “Subordinated Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Subordinated Indenture”) (such Subordinated Debt Securities together with the Senior Debt Securities, the “Debt Securities”);

(iv)
warrants to purchase Common Shares, Debt Securities, or any combination thereof (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company as Warrant agent, and such warrants may be issued independently or together with Common Shares, Debt Securities, or any combination thereof, and the Warrants may be attached to or separate from such securities;

Disclosure Required by Internal Revenue Service Circular 230: This communication is not a tax opinion. To the extent it contains tax advice, it is not intended or written by the practitioner to be used, and it cannot be used by the taxpayer, for the purpose of avoiding tax penalties that may be imposed on the taxpayer by the Internal Revenue Service.

(v)
share purchase contracts obligating the holders to purchase from the Company a specified number of securities registered under the Registration Statement (the “Purchase Contracts”) between the Company and a purchase contract agent identified in the applicable agreement;

(vi)
share purchase units, each representing ownership of securities registered under the Registration Statement or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such Purchase Contracts (to the extent constituting securities under the Securities Act issued by the Company, the “Purchase Units”);

(vii)
rights to purchase Common Shares or Debt Securities of the Company (the “Rights”) issued pursuant to one or more rights agreements between the Company and a bank or trust company, as rights agent (the “Rights Agreements”); and

(viii)
units comprised of one or more of the other securities described in the Registration Statement in any combination (the “Units”) which may be issued under unit agreements (the “Unit Agreement”), by and between the Company and a bank or trust company as unit agent;

each on terms to be determined at the time of offering thereof and a form of each of which will be filed as an exhibit to the Registration Statement at such time. The securities referred to in the foregoing clauses (i) through (viii) are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be $25,000,000.

In connection with this opinion, we have examined the Registration Statement, and the Prospectus, the Company’s Articles and Memorandum of Association, as amended to date, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below (collectively, the “Documents”). We are relying (without any independent investigation thereof) upon an Officer’s Certificate from an Officer of the Company, certifying to the truth and accuracy of the factual statements, covenants, representations and warranties set forth in the Documents.

For purposes of this opinion, as to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. In addition, this opinion assumes:

1.
(x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein and with respect to parties other than the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms;

2.
that at the time of the issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, will have the necessary corporate power and due authorization and the terms of any such Securities will not violate the organizational documents of the Company, any applicable law or result in a default or breach of any agreement binding upon Company, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

3.
that appropriate action will be taken prior to the offer and sale of the Common Shares, the Debt Securities, the Warrants, the Purchase Contracts, the Purchase Units, the Rights and the Units to register and qualify such Securities under all applicable state securities “blue sky” laws;

4.
that in the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon such conversion, exchange, redemption, repurchase or exercise;

The following opinions are given as to matters of Virginia and British Virgin Islands law. Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
With respect to any Common Shares issued under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Shares has been duly authorized by the Company by all necessary corporate action; (iii) the issuance of such Common Shares at such time does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such issuance is in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Common Shares, then upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement and registration in the register of members (shareholders) of the Company be validly issued, fully paid and non-assessable.

2.
With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized, executed and delivered by the Company and a trustee by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Senior or Subordinated Indenture, as then and theretofore amended or supplemented has been effected; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by a trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under a Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.
With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent by all necessary corporate action; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Common Shares that are receivable upon exercise of Warrants, the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Senior or Subordinated Indenture and any applicable supplemental indenture, or the applicable documentation; and (vi) the Warrants have been delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
With respect to the Purchase Contracts and Purchase Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Purchase Contracts or Purchase Units have been duly authorized by the Company by all necessary corporate action; (iii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto; (iv) the terms of the Purchase Contracts and Purchase Units and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement and any related pledge agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Purchase Contracts and Purchase Units have been issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Purchase Contracts and Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.
With respect to the Rights, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (iii) the applicable Rights Agreements relating to the Rights have been duly authorized, executed and delivered; (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.
With respect to the Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (iii) the applicable Unit Agreements relating to the Units have been duly authorized, executed and delivered; (iv) the terms of the Units and any underlying securities and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Units have been duly executed, issued, sold and delivered in accordance with the applicable Unit Agreement and as contemplated by the Registration Statement, and, if applicable, a duly authorized, executed and delivered purchase, underwriting or similar agreement; and (vi) issuance and delivery of the applicable Units in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company and otherwise in accordance with the Registration Statement and the provisions of the applicable underlying agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 1, 2, 3, 4, 5 and 6 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Shares, Debt Securities, Warrants, Purchase Contracts, Purchase Units, Rights and Units while the Registration Statement is in effect.

Sincerely,

/s/ Kaufman & Canoles, P.C.
Kaufman & Canoles, P.C.